                                                                       Exhibit 3(i)

                            ARTICLES OF ORGANIZATION

                                       OF

                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC

     Pursuant to Section 301 of the Iowa  Limited  Liability  Company  Act,  the
undersigned  forms the  limited  liability  company by  adopting  the  following
Articles of Organization for the limited liability company:

                                   ARTICLE I

     The name of this  limited  liability  company is Southwest  Iowa  Renewable
Energy, LLC (the "Company").

                                   ARTICLE II

     The street address of the initial  registered  office of the Company in the
State of Iowa is 666 Grand Ave., Suite 2000, Des Moines,  IA 50309, and the name of its initial registered agent at such address is William E. Hanigan.

                                   ARTICLE III

     The street  address of the principal  office of the Company in the State of
Iowa is 53020 Hitchcock Avenue, Lewis, Iowa 51544.

                                   ARTICLE IV

     The duration of the Company shall be perpetual unless dissolved as provided in the operating agreement of the Company.

                                    ARTICLE V

     The  management of the Company shall be vested in its managers who shall be selected in the manner described in the Operating Agreement of the Company.  The members of the  Company  are not agents of the  Company  for the  purpose of its business or affairs or otherwise.  No manager,  member, agent,  employee, or any other  person  shall have any power or  authority to bind the Company in any way except as may be expressly  authorized by the Operating Agreement of the Company or unless authorized to do so by the managers of the Company.

                                   ARTICLE VI

     Section 6.1. A manager of this Company or a member with whom  management of the  Company  is vested  shall not be  personally  liable to the  Company or its members for monetary

damages for breach of fiduciary duty as a manager,  except for liability (i) for any  breach of the  manager or  members  duty of  loyalty to the  Company or its members,  (ii)  for  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or knowing  violation of law, or (iii) for a transaction from which the  manager  or member  derived an  improper  personal  benefit or a wrongful  distribution in violation of Section 807 of the Iowa Limited Liability
Company Act.

     Section  6.2.  Each person who is or was a member or manager of the Company
(and  the  heirs,  executors,  personal  representatives,   administrators,   or
successors  of such person) who was or is made a party to, or is involved in any threatened,  pending or completed  action,  suit or  proceeding,  whether civil, criminal,  administrative  or  investigative,  by  reason  of the fact that such person is or was a member or manager of the  Company or is or was serving at the request  of the  Company as a member or  manager,  director,  officer,  partner, trustee,  employee or agent of another limited liability  company,  corporation, partnership,  joint venture,  trust,  employee  benefit plan or other enterprise
("Indemnitee"),  shall be  indemnified  and held  harmless by the Company to the fullest extent  permitted by applicable law, as the same exists or may hereafter be amended.  In addition to the indemnification  conferred in this Article,  the
Indemnitee  shall also be  entitled  to have paid  directly  by the  Company the expenses  reasonably  incurred in  defending  any such  proceeding  against such
Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended.  The right to indemnification conferred in this Section 6.2 shall be a contract right.

     Section  6.3.  The  Company  may,  by  action  of the  manager(s),  provide indemnification to such of the officers,  employees and agents of the Company to such  extent  and  to  such  effect  as the  manager(s)  shall  determine  to be appropriate and authorized by applicable law.

     Section 6.4. The rights and  authority  conferred in this Article shall not be exclusive  of any other right which any person may have or hereafter  acquire under any  statute,  provision  of the  articles of  organization  or  operating
agreement  of  the  Company,   agreement,   vote  of  members  or  disinterested
manager(s), or otherwise.

     Section  6.5. Any repeal or amendment of this Article by the members of the
Company shall not adversely affect any right or protection of a member, manager, or officer existing at the time of such repeal or amendment.

Dated March 28, 2005

                                       /s/ Brian M. Green
                                       -----------------------------------------
                                       Brian M. Green, Organizer